                                                                   Exhibit 10.27

THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED JUNE 30, 2000 BY AND BETWEEN ACUSPHERE, INC. AND ELAN INTERNATIONAL SERVICES, LTD.

                                 ACUSPHERE, INC.
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

U.S.$8,010,000                                                     JUNE 30, 2000

                  The undersigned, ACUSPHERE, INC., a Delaware corporation with offices at University Park at M.I.T., 38 Sidney Street, Cambridge, MA 02139 (the "Company"), unconditionally promises to pay to ELAN INTERNATIONAL SERVICES, LTD., a Bermuda exempted limited liability company ("EIS"), or its permitted assigns, transferees and successors as provided herein (collectively with EIS, the "Holder"), on June 30, 2006, (the "Maturity Date"), at such place as may be designated by the Holder to the Company, the principal amount outstanding hereunder (not to exceed U.S.$8,010,000 (excluding capitalized interest), or such lesser amount as shall then be payable pursuant to the terms of Section 3 hereof, together with interest thereon accrued at a rate per annum equal to 6%, from and after the date of the initial disbursement of funds hereunder (the "Original Issue Date"), compounded on an annual basis, the initial such compounding to commence on the date that is 360 days from and after the Original Issue Date and thereafter on each 360-day anniversary (each such date, a "Compounding").

         SECTION 1. SECURITIES PURCHASE AGREEMENT.

                  This Note is issued pursuant to a Securities Purchase Agreement dated as of the date hereof, by and between the Company and EIS (as amended at any time, the "Securities Purchase Agreement"), and the Holder hereof is intended to be afforded the benefits thereof, including the representations and warranties set forth therein. The Company shall use the proceeds of the issuance and sale of this Note solely in accordance with the provisions set forth therein and as required therein. Capitalized terms used but not otherwise defined herein shall, unless otherwise indicated, have the meanings given such terms in the Securities Purchase Agreement.

         SECTION 2. PAYMENTS OF PRINCIPAL AND INTEREST.

                  Unless earlier converted in accordance with the terms of
Section 4 below, or repaid in accordance with the terms hereof or reduced pursuant to Section 3 below, the entire outstanding principal amount of this Note, together with any accrued interest thereon, shall be due and payable on the Maturity Date. Accrued interest hereon shall not be paid in cash, but shall be capitalized and added to the principal amount outstanding hereunder on each Compounding Date.

         SECTION 3. REDUCTION OF AMOUNTS PAYABLE HEREUNDER.

                  If EIS shall have exercised the EIS Exchange Right (as such term is defined in the Securities Purchase Agreement) then, unless, pursuant to
Section 5(c) of the Securities Purchase Agreement, EIS shall have caused to be paid to the Company within 30 days of such exercise the Make-Whole Amount, then the Company shall be entitled to have such amounts as shall then be outstanding hereunder reduced by the Make-Whole Amount or such portion of the Make-Whole Amount as has not been repaid by EIS at such time. Such reduction shall be evidenced in writing by an appropriate notation hereon or such other documentation as shall be agreed to in writing by the Company and the holder hereof, which agreement shall not be unreasonably withheld or delayed.

         SECTION 4. CONVERSION.

         (a) Conversion Right.

                  (i) Until this Note is repaid in full, the Holder shall have the right from time to time, in its sole discretion, to convert all or any portion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, (the "Conversion Right"), into such number of shares of common stock of the Company (the "Common Stock") that shall be obtained by
(A) dividing (1) the initial $6 million of the aggregate outstanding principal amount of this Note and all accrued and unpaid interest thereon by (2) $8.00 and
(B) dividing (1) the remainder of the sum of the aggregate outstanding principal amount of this Note and all accrued and unpaid interest thereon by (2) the dollar amount equal to the greater of $8.00 or 75% of the then Fair Market Value (as defined below) of one share of the Common Stock, subject to adjustment as provided below in this Section (the "Conversion Price").

                  (ii) The Holder shall be entitled to exercise the Conversion Right from time to time as to the unconverted portion of this Note upon at least 10 days' prior written notice to the Company, such notice to be in the form attached hereto as Annex I. Within 10 days of the conversion date specified in such notice, the Company shall issue appropriate stock certificates to EIS representing the aggregate number of shares of Common Stock due to EIS as a result of such conversion.

         (b) Reclassification. Etc. In case of (i) any reclassification, reorganization, change or conversion of securities of the class issuable upon conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder (other than a change in par value, or from par value to no par value), or (ii) any consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the surviving entity and that does not result in any reclassification or change of the class of securities issuable upon the conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder), or (iii) any sale of all or substantially all the assets of the Company, then the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the Holder a new Note or a supplement hereto (in form and substance reasonably satisfactory to the Holder of this Note), so that the Holder shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of such outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the number of shares of Common Stock then issuable under this Note. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly attach to successive reclassifications, reorganizations, changes, mergers, consolidations, transfers or conversions.

         (c) Below Market Issuance: Stock Dividends; Etc. If at any time while there is any outstanding principal amount and accrued interest then-outstanding hereunder the Company shall:

                  (i) issue or sell any shares of Common Stock at a price below both the lesser of the then-current Fair Market Value per share (as defined below) and the Applicable Adjustment Price (as set forth in Section 4(i) below) in effect immediately prior to such issuance, then each of such Applicable Adjustment Price and such Conversion Price shall forthwith (except as otherwise provided in this Section 4(d)) be adjusted to a price equal to a price determined by multiplying such Applicable Adjustment Price or Conversion Price, as the case may be, by a fraction, the numerator of which shall be the sum of
(w) the number of shares of Common Stock outstanding immediately prior to such issuance, and (x) the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at the Applicable Adjustment Price; and the denominator of which shall be the sum of
(y) the number of shares of Common Stock outstanding immediately prior to such issuance and (z) the number of additional shares of such Common Stock so issued or sold; for purposes hereof, "Fair Market Value" shall mean (x) the closing price on the business day prior to such determination on the principal national securities exchange on which the Common Stock is traded, if any, (y) the last quoted price on the business day prior to such determination if the Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market, or (z) if the Common Stock is not listed on a national securities exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then as determined in good faith by the Company's board of directors, such determination to be delivered in writing to EIS by the Company; or

                  (ii) fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or property or rights convertible into, or entitling the holder thereof to receive directly or indirectly, any of the foregoing (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock or other securities or property issuable upon conversion or exercise thereof) or with payment (determined, in the case of Common Stock Equivalents, on an as-converted basis) that is less than the lower of (x) the then-Fair Market Value of the Common Stock and (y) the Applicable Adjustment Price then in effect, then and in each case, the Conversion Right shall be for, in addition to the number of shares of the Common Stock otherwise deliverable upon exercise of the Conversion Right, and without adjustment to the Conversion Price, the amount of such additional shares of Common Stock and any Common Stock Equivalents that the holder hereof would have received or become entitled to receive on the same terms and conditions as if such holder had been a holder of record of such Common Stock as shall have been deliverable immediately prior to such record date pursuant to the terms of this Section 4; or

                  (iii) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, each of the Applicable Adjustment Price and the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

                  (iv) The following provisions shall apply for purposes of this
Section 4(c):

                  (A) the aggregate maximum number of shares of Common Stock or other amount of securities or property issuable or deliverable as the case may be, or delivered upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued or delivered at the time such Common Stock Equivalents were issued;

                  (B) in the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities;

                  (C) upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents; and

                  (D) if EIS objects to the fair market value determination made by the Company's board of directors pursuant to Section 4(c)(i), then such holders may provide the Company with a written notice no later than ten (10) days after the date of the notice delivered to EIS pursuant to Section 4(c)(i) (the "EIS Objection Notice"), which EIS Objection Notice shall notify the Company of such objection and shall propose an independent appraisal firm or investment banking firm (an "Independent Appraiser") to determine such fair market value in such manner as such Independent Appraiser shall reasonably determine. Such Independent Appraiser shall be subject to the unanimous approval of the Company's board of directors acting in its sole discretion. In the event EIS and the Company's board of directors (acting by unanimous vote) are unable to mutually appoint in writing an Independent Appraiser within ten (10) days after the date of the EIS Objection Notice, an arbitrator will be appointed by the American Arbitration Association in Boston, Massachusetts to determine such fair market value in such manner as such arbitrator shall reasonably determine. The cost of any such appraisal or arbitration, as the case may be, shall be borne (a) by EIS if the fair market value as determined by such appraisal or arbitration, as the case may be, does not exceed the determination of fair market value by the Company's board of directors by more than ten percent (10%), or (b) by the Company if the fair market value as determined by such appraisal or arbitration, as the case may be, exceeds the determination of fair market value by the Company's board of directors by more than ten percent (10%).

         (d) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets, cash (excluding cash dividends declared out of retained earnings) or options or rights not referred to in the previous section (c), then, in each such case for the purpose of this section (d), the Holder shall be entitled to a proportionate share of any such distribution as though such Holder was a holder of the number of shares of Common Stock of the Corporation into .which this Note would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of EIS against impairment.

         (f) Notice of Adjustments. Whenever the consideration issuable upon a conversion hereunder shall be changed pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon a conversion hereof. Such certificate shall be signed by its chief financial officer and shall be delivered to EIS.

         (g) Fractional Shares: Rounding. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the applicable Conversion Price. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (h) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price (i) in the case of the issuance of an aggregate of up to 1,985,458 shares of Common Stock (or stock options to purchase such shares of Common Stock) to employees, officers or directors of or consultants to the Company pursuant to plans or arrangements approved by the Company's board of directors, (ii) in the case of issuance of shares of Common Stock upon the conversion of any issued and outstanding series of the Company's preferred stock, (iii) in the case of the issuance of Common Stock or Common Stock Equivalents to Comdisco, Inc. or Transamerica Business Credit Corporation, or any of their respective transferees, pursuant to financing arrangements approved by the Company's board of directors, (iv) in the case of the issuance of shares of Common Stock pursuant to the redemption by the Company of its Series G Convertible Preferred Stock pursuant to Section 3 of Part A of Article Fourth of the Company's Certificate of Incorporation, or (v) in the case of the issuance of Series G Paid-in-Kind Dividends pursuant to Section 1 of Part A of Article Fourth of the Company's Certificate of Incorporation; provided, however, that if Section 4.7(i) of Part A of Article Fourth of the Company's Certificate of Incorporation has been amended by a vote of 66 2/3% of the voting power of all then outstanding shares of Preferred Stock (on an as converted to Common Stock basis and, also assuming for such purposes, the conversion of the then aggregate outstanding principal amount of this Note and all accrued and unpaid interest thereon into shares of Common Stock pursuant to Section 4(a) of this
Note), then Section 4(h)(i) hereto shall be deemed to be amended to provide for such issuance of Common Stock to employees, officers or directors of or consultants to the Company pursuant to plans or arrangements approved by the Company's board of directors as have been approved by such holders.

         (i) The Applicable Adjustment Price shall initially be $4.75, subject to adjustment as provided in 4(c) hereto.

         SECTION 5. EVENTS OF DEFAULT.

                  The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

         (a) a default in the payment of the principal amount of this Note, when and as the same shall become due and payable;

         (b) a default in the payment of any accrued and unpaid interest on this Note, when and as the same shall become due and payable;

         (c) a breach by the Company of its obligations under any of the Transaction Documents, which breach remains uncured at the conclusion of the cure period specified within the relevant Transaction Documents, after written notice thereof by EIS;

         (d) a distress, execution, sequestration or other process is levied or enforced upon the Company or sued out against a material part of its property which is not discharged or challenged within 60 days;

         (e) the Company is unable to pay its debts in the normal course of business;

         (f) the Company ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the EIS (such consent not to be unreasonably withheld); or

         (g) the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of the Company or over all or substantially all of its assets under the law.

         SECTION 6. REMEDIES IN THE EVENT OF DEFAULT.

         (a) In the case of any Event of Default by the Company, the Holder may in its sole discretion demand that the aggregate amount of funds advanced to the Company under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by the Holder to the Company. Notwithstanding the preceding sentence, the rights of the Holder as set forth in Sections 4 and 5 hereunder shall survive any such acceleration and payment.

         (b) The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

         (c) In the case of any Event of Default under this Note by the Company, this Note shall continue to bear interest after such default at the interest rate otherwise in effect hereunder plus 2% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).

         SECTION 7. SUBORDINATION.

         (a) The Company, for itself, its successors and assigns, covenants and agrees, and the holder of this Note and each successor Holder of this Note by such holder's acceptance hereof, likewise covenants and agrees, that notwithstanding any other provision of this Note, the payment of the principal of and interest on this Note shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding. The provisions of this Section 7 shall constitute a continuing representation to all persons who, in reliance upon such provisions, become the holders of or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they or any of them may proceed to enforce such provisions against the Company or against the holder of this Note without the necessity of joining the Company as a party.

         (b) Payment of Senior Debt. In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its property, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshaling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, then and in any such event all Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of this Note; and any such payment or distribution, except securities (other than Junior Securities, as defined below) which are subordinated and junior in right of payment to the payment of all Senior Debt then outstanding in terms of substantially the same tenor as this Section 7 ("Junior Securities"), which would, but for the provisions hereof, be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Debt shall have been paid in full, and every Holder of this Note by becoming a Holder hereof shall have designated and appointed the holder or holders of Senior Debt (and their duly authorized representatives) as his or its agents and attorney-in-fact to demand, sue for, collect and receive such Senior Debt holder's ratable share of such payments and distributions and to file any necessary proof of claim therefor and to take all such other action (including the right to vote such Senior Debt holder's share of this Note), in the name of the Holder of this Note or otherwise, as such Senior Debt holders (or their authorized representatives) may determine to be necessary or appropriate for the enforcement of this Section
7. The Holder and each successor Holder of this Note by its or his acceptance thereof agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Debt on the terms set forth in this Section 7, and to take all such other action as such holder or such holder's representative may request in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of this Note.

         (c) No Payment on Note Under Certain Conditions. In the event that any default occurs in the payment of the principal of or interest on any Senior Debt (whether as a result of acceleration thereof by the holders of such Senior Debt otherwise) and during the continuance of such default for a period up to sixty
(60) days and thereafter if judicial proceedings shall have been instituted with respect to such defaulted payment, or (if a shorter period) until such payment has been made or such default has been cured or waived in writing by such holder of Senior Debt, then and during the continuance of such event no payment of principal or interest (other than payment in Junior Securities) on this Note shall be made by the Company or accepted by any Holder of this Note who has received notice from the Company or from a holder of Senior Debt of such event.

         (d) Payment Held in Trust. In case any payment or distribution shall be paid or delivered to any Holder of this Note before all Senior Debt shall have been paid in full, despite or in violation or contravention of the terms of this subordination, such payment or distribution shall be held in trust for and paid and delivered ratably to the holders of Senior Debt (or their duly authorized representatives), until all Senior Debt shall have been paid in full.

         (e) Subrogation. Subject to the payment in full of all Senior Debt and until this Note shall be paid in full, the Holder of this Note shall be subrogated to the rights of the holders of Senior Debt (to the extent of payments or distributions previously made to such holders of Senior Debt pursuant to the provisions of subsections (a) and (c) of this Section 7) to receive payments or distributions of assets of the Company applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between the Company and its creditors, other than the holders of Senior Debt and the Holder of this Note, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt to which the Holder of this Note would be entitled except for the provisions of this Section 7 shall, as between the Company and its creditors, other than the holders of Senior Debt and the Holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Debt.

         (f) Scope of Section. The provisions of this Section 7 are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Section 7 or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the Holder of this Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Holder of this Note and creditors of the Company other than the holders of Senior Debt, or to benefit any creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of this Note from accepting any payment with respect to this Note or exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 7 of the holders of Senior debt in respect of cash, property or securities of the Company received by the Holder of this Note.

         (g) Survival of Rights. The right of any present or further holder of Senior Debt to enforce subordination of this Note pursuant to the provisions of this Section 7 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Debt, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal or taking or release of security of or in respect of any Senior Debt or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof the holder may have or otherwise be charged with.

         (h) Amendment or Waiver. The provisions of this Section 7 may not be amended or waived in any manner which is detrimental to any Senior Debt without the consent of the holders of a majority of the then existing Senior Debt.

         (i) Senior Debt Defined. The term "Senior Debt" shall mean indebtedness of the Company for (i) up to $5 million dollars at any one time outstanding borrowed from a bank or other institutional lender under a working capital facility, including any renewal thereof, whether outstanding on the date hereof or thereafter created or incurred and (ii) capital lease obligations incurred in the ordinary course of business which are secured by the assets therein leased.

         SECTION 8. MISCELLANEOUS.

         (a) This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. All or any part of this Note may be assigned or transferred by the Holder and its permitted assigns and transferees to their respective affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by the Holder. Other than as set forth above, no party shall assign or transfer all or any part of this Note, or any interest therein, without the prior written consent of the other party.

         (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

                  (i)      if to the Company, to:

                           Acusphere, Inc.
                           University Park at M.I.T.
                           38 Sidney Street
                           Cambridge, MA 02139

                           Attention:       Steven D. Delaney
                                            Vice President, Finance &
                                            Administration
                           Facsimile:       617-577-0233

                  with a copy to:

                           Testa, Hurwitz & Thibeault, LLP
                           High Street Tower
                           125 High Street
                           Boston, MA 02110

                           Attention: Lawrence Wittenberg
                           Facsimile: 617-248-7100

                  (ii) if to EIS, to:

                           Elan International Services, Ltd.
                           102 St. James Court
                           Flatts, Smiths Parish

                           Bermuda FL 04
                           Attention: Chief Executive Officer
                           Facsimile: (441) 292-2224
                  with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY 10005

                           Attention: William M. Hartnett
                           Facsimile: 212-269-5420

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 7. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

         (c) This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and the Holder dated after the date hereof.

         (d) This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Any dispute under this Note that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and the Company consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute.

         (e) This Note may be executed and delivered to the Holder by a facsimile transmission; such transmission shall be deemed a valid signature.

                            [Signature page follows]

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on, the date first above written.

                                                 ACUSPHERE, INC.

                                                 By: /s/ Sherri C. Oberg
                                                     -------------------
                                                     Name:  Sherri C. Oberg
                                                     Title: President and C.E.O.

                                     ANNEX I

            FORM OF NOTICE OF ELECTION TO EXERCISE A CONVERSION RIGHT

Date:

To:      Acusphere, Inc.

From:

Re:      Exercise of a Conversion Right

         Pursuant to the terms of the Convertible Promissory Note (the "Note") issued by Acusphere, Inc. (the "Company") to ___________ ("Holder") dated _______, __, specifically Section 4 thereof, Holder hereby notifies the Company of its intention to exercise a right of conversion.

         Pursuant to Section 4 of the Note, Holder hereby elects to convert U.S$ __________ in aggregate principal amount and all accrued and unpaid interest thereon for shares of the Company's Common Stock, par value $[ ] per share, effective , ___________, __.

         We have instructed our attorneys to contact the Company to discuss the timing and documentation of the conversion.

                                         Sincerely,

                                         [HOLDER]

                                         By: ___________________________________
                                             Name:
                                             Title: